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                        INDEPENDENT ACCOUNTANTS' CONSENT



We consent to the use in the March 31, 2002 Form 10-QSB of our review report dated April 26, 2002 (except for Note 20, as to which the date is August 8, 2002) accompanying the financial statements and schedules.








Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, Kansas
August 9, 2002